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                                                                    Exhibit 23.2

                   [Letterhead of Friedman Alpren & Green LLP]


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



         As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated April 26, 2002, included in Urstadt Biddle Properties Inc.'s Current Report on Form 8-K dated June 7, 2002 and to all references to our Firm included in this registration statement.



                                               /s/ Friedman Alpren & Green LLP
                                               -------------------------------
                                               Friedman Alpren & Green LLP


New York, New York
June 7, 2002